REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) made as of this 18th day of September, 2007, by and among Fuqi International, Inc., a Delaware corporation (the “Company”) and Bay Peak, LLC, a California Limited Liability Corporation (“Holder”).

WHEREAS, the Holder is an owner of record of 1,360,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company,

WHEREAS, the Company is considering an initial public offering of its Common Stock (“IPO”);

WHEREAS, Holder entered into that certain lock up agreement dated June 22, 2007 with the managing underwriter of the proposed IPO, Merriman Curhan Ford & Co. (the “Underwriter”), pursuant to which Holder would not, without the prior written consent of the Underwriter, directly or indirectly, offer to sell, sell or otherwise dispose of any of the Shares during the period ending 90 days after the date of the date of IPO; and

WHEREAS, the Company and Holder desire to (i) extends the lock up period to 180 days and (ii) enter into a registration rights agreement requiring the Company to register the Shares upon request commencing after the expiration of the 180-day lock up period if the Company is then eligible to use Form S-3 and if the Shares are not then saleable under Rule 144.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Lock Up Agreement. Holder agrees to enter into the lock up agreement, attached hereto as Exhibit A (the “Lock Up Agreement”), on the date of this Agreement pursuant to which Holder will not, without the prior written consent of the Underwriter, directly or indirectly, offer to sell, sell or otherwise dispose of any of the Shares during the period ending 180 days after the date of the date of IPO.

2. Registration Rights

2.1 Registration Requirement of Registration Requirement. Subject to the terms and limitations hereof, and subject to the terms and conditions of the Lock Up Agreement, the parties hereto agree and acknowledge that the Company shall prepare and file a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Act”) for resale of the Shares (the “Registrable Securities”) upon receipt of written request from the Holder at any time after the expiration of the lock up period as set forth in the Lock Up Agreement. The Company shall use its reasonable best efforts to file the Registration Statement within 30 days of receiving the request for registration. The Company shall also use its reasonable best efforts to maintain the Registration Statement effective for a period of twenty-four (24) months at the Company’s expense (the “Effectiveness Period”).

2.2 Conditions and Limitations of Registration Requirement.

(a) The Company shall have no obligation to prepare or file the Registration Statement, or in any other manner register the Registrable Securities, if the Company is not eligible to use a Form S-3 at the time of Holder’s written request for registration. In such event, the Company shall prepare and file the Registration Statement at such time it becomes eligible to utilize a Form S-3.

(b) The Company shall have no obligation to prepare or file the Registration Statement at any time the Registrable Securities are eligible for sale under Rule 144, as promulgated under the Act. For purposes of this Agreement, the Registrable Securities are eligible for sale under Rule 144 if the Securities and Exchange Commission (“SEC”) adopts and effectuates currently proposed rules permitting the sale of securities, subject to Rule 144 requirements, issued by a company that was a reporting or non-reporting shell company once a reporting company ceases to be a shell company and there is adequate disclosure in the market. Such rules were proposed in Securities Act Release No. 8813 (June 22, 2007), 72 FR 36822 (http://www.sec.gov/rules/proposed/2007/33-8813fr.pdf) (July 5, 2007).

(c) Holder agrees to use its reasonable best efforts beginning on the date of this Agreement until the date of the IPO to assist the Company in contacting and persuading stockholders of the Company to enter into a lock up agreement in furtherance of IPO.

(d) The Company shall not be obligated to effect any registration of the Registrable Securities or take any other action pursuant to this Agreement: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, or (ii) during any period in which the Company suspends the rights of a Holder after giving the Holder written notification of a Potential Material Event (defined below) pursuant to Section 2.6 hereof.

2.3 Expenses of Registration. Except as otherwise expressly set forth, the Company shall bear all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All underwriting discounts, selling commissions and expense allowances applicable to the sale by Holder of Registrable Securities and all fees and disbursements of counsel for the Holder shall be borne by the Holder.

2.4 Indemnification.

(a) To the extent permitted by law the Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and subject to the provisions of Section 2.4(c) below, will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by (or on behalf of) such Holder or underwriter, or if the person asserting any such loss, claim, damage or liability (or action or proceeding in respect thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented) at or before the written confirmation of the sale of such Registrable Securities to such person because of the failure of the Holder or underwriter to so provide such amended preliminary or final prospectus (or the final prospectus as amended and supplemented); provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, any such partner, officer, director, employee, agent or controlling person of such Holder, or any such underwriter or any person who controls any such underwriter; provided, however, that the obligations of the Company hereunder shall be limited to an amount equal to the portion of net proceeds represented by the Registrable Securities pursuant to this Agreement.

(b) To the extent permitted by law, each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, and its directors, officers, agents, employees and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, partners, agents and employees, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of any Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder from Registrable Securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

2.5 Transfer or Assignment of Registration Rights. The Registrable Securities, and any related benefits to the Holder hereunder may be transferred or assigned by the Holder to a permitted transferee or assignee, provided that the Company is given written notice of such transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such Registrable Securities shall be deemed to have assumed the obligations of the Holder under this Agreement by the acceptance of such assignment and shall, upon request from the Company, evidence such assumption by delivery to the Company of a written agreement assuming such obligations of the Holder.

2.6 Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

(a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of securities covered by such registration statement;

(b) Respond as promptly as reasonably practicable to any comments received from the SEC with respect to a registration statement or any amendment thereto.

(c) Notify the Holder as promptly as reasonably practicable and (if requested by any such person) confirm such notice in writing no later than one trading day following the day (A) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed and (B) with respect to a registration statement or any post-effective amendment, when the same has become effective;

(d) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as the Holder may reasonably request;

(e) Furnish to the Holder, upon request, a copy of all documents filed with and all correspondence from or to the SEC in connection with any such registration statement other than non-substantive cover letters and the like;

(f) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; and

(g) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

Notwithstanding the foregoing, if at any time or from time to time after the date hereof, the Company notifies the Holder in writing of the existence of an event or circumstance that is not disclosed in the Registration Statement and that may have a material effect on the Company or its business (a “Potential Material Event”), the Holder shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Company notifies the Holder that such Potential Material Event either has been added to the Registration Statement by amendment or supplement or no longer constitutes a Potential Material Event; provided, that the Company may not so suspend the right of Holder for more than one hundred twenty (120) days in the aggregate.

2.7 Statement of Beneficial Ownership. The Company may require the Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned, including derivative instruments underlying Common Stock, by such Holder and the controlling person thereof and any other such information regarding the Holder, the Registrable Securities held by the Holder and the intended method of disposition of such securities as shall be reasonably required with respect to the registration of the Holder’s Registrable Securities. The Holder hereby understands and agrees that the Company may, in its sole discretion, exclude the Holder’s shares of Common Stock from the Registration Statement in the event that the Holder fails to provide such information requested by the Company within the time period reasonably specified by the Company or is required to do so by law or the SEC.

2.8 Compliance. Holder covenants and agrees that such Holder will comply with the prospectus delivery requirements of the Act as applicable to such Holder in connection with sales of Registrable Securities pursuant to the registration statement required hereunder.

3. Miscellaneous

3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 5/F., Block 1, Shi Hua Industrial Zone, Cui Zhu Road North, Shenzhen, 518019, People’s Republic of China, Attention: Yu Kwai Chong with a copy to (which shall not constitute notice) Kirkpatrick & Lockhart Preston Gates Ellis LLP, 10100 Santa Monica Blvd., Seventh Floor, Los Angeles, California 90067, Attention: Thomas J. Poletti, Esq., and to the Holder at his or her address indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

3.2 This Agreement may only be amended through a written instrument signed by the Holder and the Company.

3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

3.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

3.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement, this Agreement shall become a binding obligation of the parties hereto. This Agreement may be executed and delivered by facsimile.

3.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

3.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

3.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.9 The Company agrees not to disclose the names, addresses or any other information about the Holders, except as required by law, provided that the Company may provide information relating to the Holder as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Agreement.

3.10 The obligation of the Holder hereunder is several and not joint with the obligations of any other Holders (the “Other Holders”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Holder shall be entitled to protect and enforce the Holder’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Holder is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Agreement or purchasing the Shares or acquiring, disposing of or voting any of the underlying shares of Common Stock. The Company hereby confirms that it understands and agrees that the Holder is not acting as part of any such group.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Fuqi International, Inc.	Bay Peak llc
/s/ Yu Kwai Chong	/s/ Cory Roberts
By: Yu Kwai Chong	By: Cory Roberts
Its: CEO	Its: Managing Member